                                                                    EXHIBIT 11.1

                                  GENUS, INC.
                       COMPUTATION OF EARNINGS PER COMMON
                        AND COMMON EQUIVALENT SHARE (A)
                                 (IN THOUSANDS)

                                                                                     YEAR ENDED DECEMBER 31,
                                                                                 -------------------------------
                                                                                   1995       1994       1993
                                                                                 ---------  ---------  ---------

Average common shares outstanding..............................................     15,334     12,545     12,170

Computation of incremental outstanding shares
  Net effect of dilutive stock options based on treasury stock method..........        729        561     --
                                                                                 ---------  ---------  ---------
                                                                                    16,063     13,106     12,170
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Net income (loss)..............................................................  $  19,282  $   4,177  $  (6,883)
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------
Earnings (loss) per share (b)..................................................  $    1.20  $    0.32  $   (0.57)
                                                                                 ---------  ---------  ---------
                                                                                 ---------  ---------  ---------

(a) See Note 1 of Notes to Consolidated Financial Statements.

(b) Primary and fully diluted earnings per share are materially the same for all years presented.

                                                                     SCHEDULE II

                                    GENUS, INC.
                         VALUATION AND QUALIFYING ACCOUNTS
                FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                                   (IN THOUSANDS)

                                                                    COLUMN B     COLUMN C                 COLUMN E
                                                                   -----------  -----------              -----------
COLUMN A                                                           BALANCE AT   CHARGED TO    COLUMN D     BALANCE
- -----------------------------------------------------------------   BEGINNING    COSTS AND   ----------    AT END
DESCRIPTION                                                         OF PERIOD    EXPENSES    DEDUCTIONS   OF PERIOD
- -----------------------------------------------------------------  -----------  -----------  ----------  -----------
1995
Allowance for doubtful accounts..................................   $     250    $      --   $       --   $     250
Inventory reserves...............................................       2,665          995          389       3,271
Product warranty and installation accruals.......................       2,394        3,640        1,716       4,318
1994
Allowance for doubtful accounts..................................         250            0            0         250
Inventory reserves...............................................       3,250          947       (1,533)      2,665
Product warranty and installation accruals.......................       2,042        2,094       (1,742)      2,394
1993
Allowance for doubtful accounts..................................         270          475         (495)        250
Inventory reserves...............................................       4,766        1,419       (2,935)      3,250
Product warranty and installation accruals.......................       1,737        1,381       (1,076)      2,042

                                      S-2